Clearway Energy, Inc. Reports Full Year 2022 Financial Results

•Committed to approximately $348 million of new long-term corporate capital investments in 2022
•Raised over $1.3 billion of corporate level capital in 2022 from the sale of Clearway's Thermal Business
•Signed contract for El Segundo in 2022 ensuring that 100% of the Resource Adequacy for Marsh Landing, Walnut Creek, and El Segundo is contracted through approximately 2026
•Signed agreement with Clearway Group in 4Q22 to commit to invest in 463 MW of solar plus storage projects
•Reaffirming 2023 financial guidance and raising pro forma CAFD outlook
•Increased the quarterly dividend by 2% to $0.3745 per share in the first quarter of 2023, or $1.498 per share annualized
•Continue to target annual dividend per share growth in the upper range of 5% to 8% through 2026

PRINCETON, NJ — February 23, 2023— Clearway Energy, Inc. (NYSE: CWEN, CWEN.A) today reported full year 2022 financial results, including Net Income of $1,060 million, Adjusted EBITDA of $1,160 million, Cash from Operating Activities of $787 million, and Cash Available for Distribution (CAFD) of $326 million.

"While 2022 financial results were impacted by weaker wind performance in the fourth quarter and the previously disclosed forced outages in the Conventional segment, the long-term outlook for Clearway remains positive. The closing of the Thermal sale in 2022 has provided unprecedented financial flexibility to execute upon our long-term growth objectives given the $750 million of excess proceeds. In 2022, the Company committed to approximately $348 million of new long-term corporate capital investments that will be funded with the Thermal sale proceeds and we expect to commit to additional accretive drop-downs from our sponsor in 2023 utilizing the remaining Thermal proceeds,” said Christopher Sotos, Clearway Energy, Inc.’s President and Chief Executive Officer. “Given the continued line of sight to the future deployment of all of the excess proceeds from the Thermal sale, Clearway remains on track to deliver at the upper range of its dividend growth target through 2026.”

Adjusted EBITDA and Cash Available for Distribution used in this press release are non-GAAP measures and are explained in greater detail under “Non-GAAP Financial Information” below.

Overview of Financial and Operating Results

Segment Results

Table 1: Net Income/(Loss)

($ millions)	Three Months Ended		Twelve Months Ended
Segment	12/31/22	12/31/21	12/31/22	12/31/21
Conventional	40	47	161	172
Renewables	(84)	(42)	(58)	(65)
Thermal	—	8	17	22
Corporate	(10)	(69)	940	(204)
Net Income/(Loss)	$(54)	$(56)	$1,060	$(75)

Table 2: Adjusted EBITDA

($ millions)	Three Months Ended		Twelve Months Ended
Segment	12/31/22	12/31/21	12/31/22	12/31/21
Conventional	89	101	366	393
Renewables	127	142	802	723
Thermal	—	13	23	66
Corporate	(4)	(6)	(31)	(32)
Adjusted EBITDA	$212	$250	$1,160	$1,150

Table 3: Cash from Operating Activities and Cash Available for Distribution (CAFD)

	Three Months Ended		Twelve Months Ended
($ millions)	12/31/22	12/31/21	12/31/22	12/31/21
Cash from Operating Activities	$180	$172	$787	$701
Cash Available for Distribution (CAFD)	$(2)	$35	$326	$336

For the fourth quarter of 2022, the Company reported Net Loss of $54 million, Adjusted EBITDA of $212 million, Cash from Operating Activities of $180 million, and CAFD of $(2) million. Net Loss decreased versus 2021 primarily due to non-cash changes in income tax expenses. Cash from Operating Activities increased versus 2021 primarily due to the contribution of growth investments. Adjusted EBITDA and CAFD results in the fourth quarter of 2022 were lower than 2021 due to the disposition of the Thermal Business, lower availability at the Conventional segment, and lower renewable resources, partially offset by the contribution from growth investments.

For the full year 2022, the Company reported Net Income of $1,060 million, Adjusted EBITDA of $1,160 million, Cash from Operating Activities of $787 million, and CAFD of $326 million. Net Income increased versus 2021 primarily due to the one-time gain from the sale of the Thermal Business. Adjusted EBITDA results were higher than 2021 primarily due to the contribution of growth investments and the impact on results in 2021 from the severe winter weather event in Texas in February of 2021. This was partially offset by the disposition of the Thermal Business and forced outages at the Conventional segment. CAFD results were lower than 2021 due to the disposition of the Thermal Business and forced outages at the Conventional segment.

Operational Performance

Table 4: Selected Operating Results1

(MWh in thousands)	Three Months Ended		Twelve Months Ended
	12/31/22	12/31/21	12/31/22	12/31/21
Conventional Equivalent Availability Factor	91.2%	98.5%	92.2%	94.7%
Solar MWh generated/sold	920	721	4,991	3,585
Wind MWh generated/sold	2,312	1,952	9,343	7,728
Renewables MWh generated/sold[2]	3,232	2,673	14.334	11,313

In the fourth quarter of 2022, availability at the Conventional segment was lower than the fourth quarter of 2021 primarily due to lower availability at the El Segundo Energy Center and Walnut Creek facilities. Generation in the Renewables segment during the fourth quarter of 2022 was 21% higher than the fourth quarter of 2021 primarily due to the contribution of growth investments.

1 Excludes equity method investments
2 Generation sold excludes MWh that are reimbursable for economic curtailment

Liquidity and Capital Resources

Table 5: Liquidity

($ millions)	12/31/2022	12/31/2021
Cash and Cash Equivalents:
Clearway Energy, Inc. and Clearway Energy LLC, excluding subsidiaries	$536	$33
Subsidiaries	121	146
Restricted Cash:
Operating accounts	109	246
Reserves, including debt service, distributions, performance obligations and other reserves	230	229
Total Cash	$996	$654
Revolving credit facility availability	370	167
Total Liquidity	$1,366	$821

Total liquidity as of December 31, 2022 was $1,366 million, which was $545 million higher than the same period ended December 31, 2021, primarily due to the proceeds received from the sale of the Thermal Business. This was partially offset by the execution of growth investments, the repayment of $305 million in outstanding borrowings under the Company's revolving credit facility, the repayment of $335 million under the Bridge Loan Agreement, and the repayment of approximately $130 million of outstanding project-level debt for the El Segundo Energy Center.

As of December 31, 2022, the Company's liquidity included $339 million of restricted cash. Restricted cash consists primarily of funds to satisfy the requirements of certain debt arrangements and funds held within the Company's projects that are restricted in their use. As of December 31, 2022, these restricted funds were comprised of $109 million designated to fund operating expenses, approximately $55 million designated for current debt service payments, and $105 million of reserves for debt service, performance obligations and other items including capital expenditures. The remaining $70 million is held in distribution reserve accounts.

Potential future sources of liquidity include excess operating cash flow, availability under the revolving credit facility, which the Company expects to refinance prior to its maturity in April 2023, asset dispositions, and, subject to market conditions, new corporate debt and equity financings.

Growth Investments

Daggett 3 Solar Project

On February 17, 2023, the Company, through a partnership with a third-party investor, acquired the indirect owner of the Daggett 3 solar project, from a subsidiary of Clearway Group for cash consideration of $21 million. Daggett 3 has PPAs with investment-grade counterparties that have a 15-year weighted average contract duration that commence when the project reaches commercial operations, which is expected to occur in the first half of 2023.

Victory Pass and Arica Solar Plus Energy Storage Projects

On December 23, 2022, the Company, through an indirect subsidiary, entered into an agreement with Clearway Group to acquire interests in a partnership that holds the interests in the Victory Pass and Arica solar plus energy storage projects, which are both located in Riverside, California, upon the projects reaching certain milestones for a total purchase price of approximately $228 million in cash, subject to customary working capital adjustments. Victory Pass is a 200 MW solar facility and Arica is a 263 MW solar facility, each with an energy storage system. Upon achieving commercial operations the projects will sell the majority of their power, RECs and capacity under agreements with creditworthy counterparties with a weighted average contract duration of approximately 14 years. Upon the closing of the transaction, which is expected in the second half of 2023, the Company will own 40% of the partnership holding interests in Victory Pass and Arica. The Company expects the projects to contribute asset CAFD on a five-year average annual basis of approximately $20 million beginning January 1, 2024.

Financing Update

El Segundo Project-Level Debt Repayment

On December 15, 2022, the Company repaid the outstanding project-level debt for the El Segundo Energy Center in the amount of approximately $130 million, utilizing cash on hand. The project-level debt had an original maturity of August 2023. On December 29, 2022, as a result of the project-level debt repayment, $35 million of previously restricted cash was distributed to the Company.

Quarterly Dividend

On February 15, 2023, Clearway Energy, Inc.’s Board of Directors declared a quarterly dividend on Class A and Class C common stock of $0.3745 per share payable on March 15, 2023, to stockholders of record as of March 1, 2023.

The Company anticipates that, largely due to the Thermal Disposition in 2022, it will be in a cumulative earnings and profits surplus position as of the end of 2022. As a result, all of the dividends that were paid to holders of the Company’s Class A and Class C Common stock in 2022 will be treated as taxable for U.S. federal income tax purposes. Additionally, the Company anticipates that a portion of the dividends expected to be paid in 2023 and beyond may be also treated as taxable for U.S. federal income tax purposes. The portion of dividends in future years that will be treated as taxable will depend upon a number of factors, including but not limited to, the Company’s overall performance and the gross amount of any dividends made to stockholders in 2023 and beyond.

Seasonality

Clearway Energy, Inc.’s quarterly operating results are impacted by seasonal factors, as well as weather variability which can impact renewable energy resource. Most of the Company's revenues are generated from the months of May through September, as contracted pricing and renewable resources are at their highest levels in the Company’s portfolio. Factors driving the fluctuation in Net Income, Adjusted EBITDA, Cash from Operating Activities, and CAFD include the following:

•Higher summer capacity and energy prices from conventional assets;
•Higher solar insolation during the summer months;
•Higher wind resources during the spring and summer months;
•Debt service payments which are made either quarterly or semi-annually;
•Timing of maintenance capital expenditures and the impact of both unforced and forced outages; and
•Timing of distributions from unconsolidated affiliates

The Company takes into consideration the timing of these factors to ensure sufficient funds are available for distributions and operating activities on a quarterly basis.

Financial Guidance and Pro Forma CAFD Outlook

The Company is reaffirming its 2023 full year CAFD guidance of $410 million. The Company's 2023 financial guidance factors in the contribution of committed growth investments based on current expected closing timelines and estimates for merchant energy gross margin at the conventional fleet upon the expiry of their current toll contracts. 2023 CAFD guidance does not factor in the timing of when CAFD is realized from new growth investments pursuant to 5-year averages beyond 2023.

The Company is updating its pro forma CAFD outlook expectations from approximately $390 million to approximately $410 million due to the growth investment commitments for the Victory Pass and Arica solar plus energy storage projects.

Financial guidance and the pro forma CAFD outlook continue to be based on median renewable energy production estimates for the full year.

Earnings Conference Call

On February 23, 2023, Clearway Energy, Inc. will host a conference call at 8:00 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to Clearway Energy, Inc.’s website at http://www.clearwayenergy.com and clicking on “Presentations & Webcasts” under “Investor Relations.”

About Clearway Energy, Inc.

Clearway Energy, Inc. is one of the largest renewable energy owners in the US with over 5,500 net MW of installed wind and solar generation projects. The Company's over 8,000 net MW of assets also include approximately 2,500 net MW of environmentally-sound, highly efficient natural gas generation facilities. Through this environmentally-sound diversified and primarily contracted portfolio, Clearway Energy endeavors to provide its investors with stable and growing dividend income. Clearway Energy, Inc.’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols CWEN and CWEN.A, respectively. Clearway Energy, Inc. is sponsored by its controlling investor, Clearway Energy Group LLC. For more information, visit investor.clearwayenergy.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “expect,” “estimate,” "target," “anticipate,” “forecast,” “plan,” “outlook,” “believe” and similar terms. Such forward-looking statements include, but are not limited to, statements regarding, the Company’s dividend expectations and its operations, its facilities and its financial results, statements regarding the anticipated consummation of the transactions described above, the anticipated benefits, opportunities, and results with respect to the transactions, including the Company’s future relationship and arrangements with Global Infrastructure Partners, TotalEnergies, and Clearway Energy Group, as well as the Company's Net Income, Adjusted EBITDA, Cash from Operating Activities, Cash Available for Distribution, the Company’s future revenues, income, indebtedness, capital structure, strategy, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although Clearway Energy, Inc. believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, the Company's ability to maintain and grow its quarterly dividend, risks relating to the Company's relationships with its sponsors, the failure to identify, execute or successfully implement acquisitions or dispositions (including receipt of third party consents and regulatory approvals), the Company's ability to acquire assets from its sponsors, the Company’s ability to borrow additional funds and access capital markets due to its indebtedness, corporate structure, market conditions or otherwise, hazards customary in the power industry, weather conditions, including wind and solar performance, the Company’s ability to operate its businesses efficiently, manage maintenance capital expenditures and costs effectively, and generate earnings and cash flows from its asset-based businesses in relation to its debt and other obligations, the willingness and ability of counterparties to the Company’s offtake agreements to fulfill their obligations under such agreements, the Company's ability to enter into new contracts as existing contracts expire, changes in government regulations, operating and financial restrictions placed on the Company that are contained in the project-level debt facilities and other agreements of the Company and its subsidiaries, impacts related to COVID-19 (including any variant of the virus) or any other pandemic, and cyber terrorism and inadequate cybersecurity. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

Clearway Energy, Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Cash Available for Distribution are estimates as of today’s date, February 23, 2023, and are based on assumptions believed to be reasonable as of this date. Clearway Energy, Inc. expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause Clearway Energy, Inc.’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect Clearway Energy, Inc.’s future results included in Clearway Energy, Inc.’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, Clearway Energy, Inc. makes available free of charge at www.clearwayenergy.com, copies of materials it files with, or furnishes to, the Securities and Exchange Commission.

# # #
Contacts:

Investors:                Media:
    Akil Marsh                Zadie Oleksiw

    investor.relations@clearwayenergy.com    media@clearwayenergy.com
    609-608-1500                202-836-5754

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Year ended December 31,
(In millions, except per share amounts)	2022	2021	2020
Operating Revenues
Total operating revenues	$1,190	$1,286	$1,199
Operating Costs and Expenses
Cost of operations, exclusive of depreciation, amortization and accretion shown separately below	435	451	366
Depreciation, amortization and accretion	512	509	428
Impairment losses	16	6	24
General and administrative	40	40	34
Transaction and integration costs	7	7	9
Development costs	2	6	5
Total operating costs and expenses	1,012	1,019	866
Gain on sale of business	1,292	—	—
Operating Income	1,470	267	333
Other Income (Expense)
Equity in earnings of unconsolidated affiliates	29	32	7
Impairment loss on investment	—	—	(8)
Gain on sale of unconsolidated affiliate	—	—	49
Other income, net	17	3	4
Loss on debt extinguishment	(2)	(53)	(24)
Interest expense	(232)	(312)	(415)
Total other expense, net	(188)	(330)	(387)
Income (Loss) Before Income Taxes	1,282	(63)	(54)
Income tax expense	222	12	8
Net Income (Loss)	1,060	(75)	(62)
Less: Net income (loss) attributable to noncontrolling interests and redeemable interests	478	(126)	(87)
Net Income Attributable to Clearway Energy, Inc.	$582	$51	$25
Earnings Per Share Attributable to Clearway Energy, Inc. Class A and Class C Common Stockholders
Weighted average number of Class A common shares outstanding - basic and diluted	35	35	35
Weighted average number of Class C common shares outstanding - basic	82	82	80
Weighted average number of Class C common shares outstanding - diluted	82	82	81
Earnings per Weighted Average Class A and Class C Common Share - Basic and Diluted	$4.99	$0.44	$0.22
Dividends Per Class A Common Share	$1.43	$1.33	$1.05
Dividends Per Class C Common Share	$1.43	$1.33	$1.05

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (

	Year ended December 31,
(In millions)	2022	2021	2020
Net Income (Loss)	$1,060	$(75)	$(62)
Other Comprehensive Income, net of tax
Unrealized gain on derivatives and changes in accumulated OCI/OCL, net of income tax expense (benefit) of $5, $(3) and $—	28	19	1
Other comprehensive income	28	19	1
Comprehensive Income (Loss)	1,088	(56)	(61)
Less: Comprehensive income (loss) attributable to noncontrolling interests and redeemable interests	495	(115)	(87)
Comprehensive Income Attributable to Clearway Energy, Inc.	$593	$59	$26

CLEARWAY ENERGY, INC.
CONSOLIDATED BALANCE SHEETS

(In millions, except shares)	December 31, 2022	December 31, 2021
ASSETS
Current Assets
Cash and cash equivalents	$657	$179
Restricted cash	339	475
Accounts receivable — trade	153	144
Inventory	47	37
Current assets held-for-sale	—	631
Prepayments and other current assets	54	65
Total current assets	1,276	1,531
Property, plant and equipment, net	7,421	7,650
Other Assets
Equity investments in affiliates	364	381
Intangible assets for power purchase agreements, net	2,488	2,419
Other intangible assets, net	77	80
Deferred income taxes	—	95
Derivative instruments	63	6
Right-of-use assets, net	527	550
Other non-current assets	96	101
Total other assets	3,615	3,632
Total Assets	$12,312	$12,813
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$322	$772
Accounts payable — trade	55	74
Accounts payable — affiliates	22	107
Derivative instruments	50	46
Accrued interest expense	54	54
Current liabilities held-for-sale	—	494
Accrued expenses and other current liabilities	114	84
Total current liabilities	617	1,631
Other Liabilities
Long-term debt	6,491	6,939
Deferred income taxes	119	13
Derivative instruments	303	196
Long-term lease liabilities	548	561
Other non-current liabilities	201	173
Total other liabilities	7,662	7,882
Total Liabilities	8,279	9,513
Redeemable noncontrolling interest in subsidiaries	7	—
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Class A, Class B, Class C and Class D common stock, $0.01 par value; 3,000,000,000 shares authorized (Class A 500,000,000, Class B 500,000,000, Class C 1,000,000,000, Class D 1,000,000,000); 201,972,813 shares issued and outstanding (Class A 34,613,853, Class B 42,738,750, Class C 82,283,460, Class D 42,336,750) at December 31, 2022 and 201,856,166 shares issued and outstanding (Class A 34,599,645, Class B 42,738,750, Class C 81,779,021, Class D 42,738,750) at December 31, 2021	1	1
Additional paid-in capital	1,761	1,872
Retained earnings (accumulated deficit)	463	(33)
Accumulated other comprehensive income (loss)	9	(6)
Noncontrolling interest	1,792	1,466
Total Stockholders’ Equity	4,026	3,300
Total Liabilities and Stockholders’ Equity	$12,312	$12,813

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2022	2021	2020
Cash Flows from Operating Activities	(In millions)
Net income (loss)	$1,060	$(75)	$(62)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(29)	(32)	(7)
Distributions from unconsolidated affiliates	37	38	61
Depreciation, amortization and accretion	512	509	428
Amortization of financing costs and debt discounts	14	14	15
Amortization of intangibles	172	146	90
Loss on debt extinguishment	2	53	24
Reduction in carrying amount of right-of-use assets	14	11	4
Gain on sale of unconsolidated affiliate	—	—	(49)
Gain on sale of business	(1,292)	—	—
Impairment losses	16	6	32
Change in deferred income taxes	194	12	8
Changes in derivative instruments and amortization of accumulated OCI/OCL	69	28	44
Loss on disposal of asset components	—	—	3
Cash provided (used) in changes in other working capital
Changes in prepaid and accrued liabilities for tolling agreements	10	5	(1)
Changes in other working capital	8	(14)	(45)
Net Cash Provided by Operating Activities	787	701	545
Cash Flows from Investing Activities
Acquisitions, net of cash acquired	—	(533)	—
Acquisition of Drop Down Assets, net of cash acquired	(71)	(229)	(122)
Acquisition of Capistrano Wind Portfolio, net of cash acquired	(223)	—	—
Capital expenditures	(112)	(151)	(124)
Asset purchase from affiliate	—	(21)	—
Return of investment from unconsolidated affiliates	13	47	79
Investments in unconsolidated affiliates	—	—	(11)
Proceeds from sale of assets	—	—	90
Proceeds from sale of business	1,457	—	—
Consolidation of DGPV Holdco 3 LLC	—	—	17
Other	1	22	9
Net Cash Provided by (Used in) Investing Activities	1,065	(865)	(62)
Cash Flows from Financing Activities
Contributions from noncontrolling interests, net of distributions	60	967	247
Buyout of Repowering Partnership II LLC noncontrolling interest	—	—	(70)
Proceeds from the issuance of common stock	—	—	62
Payments of dividends and distributions	(289)	(268)	(211)
Distributions to CEG of escrowed amounts	(64)	—	—
Tax-related distributions	(8)	—	—
Proceeds from the revolving credit facility	80	622	265
Payments for the revolving credit facility	(325)	(377)	(265)
Proceeds from issuance of long-term debt	244	1,728	1,084
Payments of debt issuance costs	(4)	(20)	(20)
Payments for long-term debt	(1,198)	(2,292)	(1,527)
Other	(6)	7	—
Net Cash (Used in) Provided by Financing Activities	(1,510)	367	(435)
Reclassification of Cash to Assets Held-for-Sale	—	(14)	—
Net Increase in Cash, Cash Equivalents and Restricted Cash	342	189	48
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	654	465	417
Cash, Cash Equivalents and Restricted Cash at End of Period	$996	$654	$465

Supplemental Disclosures:
Interest paid, net of amount capitalized	$(317)	$(337)	$(325)
Income taxes paid	(9)	—	—
Non-cash investing and financing activities:
Non-cash adjustment for change in tax basis	$(1)	$(7)	$21
Non-cash (distributions to), contributions from CEG	(4)	31	6

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

(In millions)	Preferred Stock		Common Stock	Additional Paid-In Capital	(Accumulated Deficit) Retained Earnings	Accumulated Other Comprehensive (Loss) Income	Non-controlling Interest	Total Stockholders’ Equity
Balances at December 31, 2019	$—		$1	$1,936	$(72)	$(15)	$413	$2,263
Net income (loss)	—		—	—	25	—	(87)	(62)
Unrealized gain on derivatives and changes in accumulated OCL, net of tax	—		—	—	—	1	—	1
Contributions from CEG, non-cash	—		—	—	—	—	6	6
Contributions from CEG, cash	—		—	—	—	—	6	6
Distributions to noncontrolling interests, non-cash	—		—	—	—	—	(2)	(2)
Contributions from noncontrolling interests, net of distributions, cash	—		—	—	—	—	240	240
DGPV Drop Down and Consolidation	—		—	—	—	—	(20)	(20)
Mesquite Star Drop Down and Consolidation	—		—	—	—	—	361	361
Langford Drop Down	—		—	—	—	—	76	76
Rosamond Central Drop Down	—		—	—	—	—	57	57
Lighthouse Partnership Yield Protection Agreement	—		—	(15)	—	—	—	(15)
Buyout of Repowering Partnership II LLC non-controlling interest	—		—	—	—	—	(70)	(70)
Stock-based compensation	—		—	2	—	—	—	2
Non-cash adjustment for change in tax basis	—		—	21	—	—	—	21
Net proceeds from the issuance of common stock under the ATM Program	—		—	62	—	—	—	62
Common stock dividends and distributions to CEG	—		—	(84)	(37)	—	(90)	(211)
Balances at December 31, 2020	—		1	1,922	(84)	(14)	890	2,715
Unrealized gain on derivatives and changes in accumulated OCL, net of tax	—		—	—	—	8	11	19
Contributions from CEG, net of distributions, cash	—		—	—	—	—	296	296
Contributions from noncontrolling interests, net of distributions, cash	—		—	—	—	—	676	676
Lighthouse Partnership Yield Protection Agreement Amendment	—		—	15	—	—	—	15
Agua Caliente Acquisition	—		—	—	—	—	273	273
Rattlesnake Drop Down	—		—	—	—	—	(117)	(117)
Mesquite Sky Drop Down	—		—	78	—	—	(198)	(120)
Black Rock Drop Down	—		—	16	—	—	(153)	(137)
Stock-based compensation	—		—	3	—	—	—	3
Non-cash adjustment for change in tax basis	—		—	(7)	—	—	—	(7)
Common stock dividends and distributions to CEG	—		—	(155)	—	—	(113)	(268)
Balances at December 31, 2021	—		1	1,872	(33)	(6)	1,466	3,300
Net income	—		—	—	582	—	467	1,049
Unrealized gain on derivatives and changes in accumulated OCL, net of tax	—		—	—	—	11	17	28
Distributions to CEG, net of contributions, non-cash	—		—	—	—	—	(4)	(4)
Contributions from CEG, net of distributions, cash	—		—	—	—	—	16	16
Contributions from noncontrolling interests, net of distributions, cash	—		—	—	—	—	51	51
Mesquite Sky Drop Down	—		—	(1)	—	—	(7)	(8)
Black Rock Drop Down	—		—	—	—	—	1	1
Mililani I Drop Down	—		—	(11)	—	—	(19)	(30)
Waiawa Drop Down	—		—	(17)	—	—	(4)	(21)
Capistrano Wind Portfolio Acquisition	—		—	—	—	4	7	11
Kawailoa Sale to Clearway Renew LLC	—		—	—	—	—	(69)	(69)
Tax-related distributions	—		—	—	—	—	(8)	(8)
Non-cash adjustments for change in tax basis	—		—	(1)	—	—	—	(1)
Stock-based compensation	—		—	1	(1)	—	—	—
Common stock dividends and distributions to CEG unit holders	—		—	(82)	(85)	—	(122)	(289)
Balances at December 31, 2022	$—	$—	$1	$1,761	$463	$9	$1,792	$4,026

Appendix Table A-1: Three Months Ended December 31, 2022, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net Income (Loss)	$40	$(84)	$—	$(10)	$(54)
Plus:
Income Tax Benefit	—	2	—	(17)	(15)
Interest Expense, net	10	51	—	20	81
Depreciation, Amortization, and ARO	32	101	—	—	133
Contract Amortization	6	44	—	—	50
Impairment Losses	—	16	—	—	16
Mark to Market (MtM) Losses on economic hedges	—	(13)	—	—	(13)
Transaction and integration costs	—	—	—	2	2
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	1	10	—	—	11
Non-Cash Equity Compensation	—	—	—	1	1
Adjusted EBITDA	$89	$127	$—	$(4)	$212

Appendix Table A-2: Three Months Ended December 31, 2021, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net Income (Loss)	$47	$(42)	$8	$(69)	$(56)
Plus:
Income Tax Expense	—	2	—	22	24
Interest Expense, net	12	39	4	25	80
Depreciation, Amortization, and ARO	33	88	1	—	122
Contract Amortization	6	31	—	—	37
Impairment Losses and Impairment on Equity Investment	—	6	—	—	6
Loss on Debt Extinguishment	—	—	—	11	11
Mark to Market (MtM) Losses on economic hedges	—	(3)	—	—	(3)
Transaction and integration costs	—	—	—	3	3
Other non-recurring	—	4	—	—	4
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	17	—	—	20
Non-Cash Equity Compensation	—	—	—	2	2
Adjusted EBITDA	$101	$142	$13	$(6)	$250

Appendix Table A-3: Twelve Months Ended December 31, 2022, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net Income (Loss)	$161	$(58)	$17	$940	$1,060
Plus:
Income Tax Expense	—	2	—	220	222
Interest Expense, net	39	83	6	90	218
Depreciation, Amortization, and ARO	131	381	—	—	512
Contract Amortization	24	151	—	—	175
Impairment Losses	—	16	—	—	16
Loss on Debt Extinguishment	—	2	—	—	2
Mark to Market (MtM) Losses on Economic Hedges	—	182	—	—	182
Transaction and Integration costs	—	—	—	7	7
Other Non-recurring[3]	1	1	—	(1,291)	(1,289)
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	10	42	—	—	52
Non-Cash Equity Compensation	—	—	—	3	3
Adjusted EBITDA	$366	$802	$23	$(31)	$1,160

Appendix Table A-4: Twelve Months Ended December 31, 2021, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net Income (Loss)	$172	$(65)	$22	$(204)	$(75)
Plus:
Income Tax Expense	—	2	—	10	12
Interest Expense, net	53	142	18	99	312
Depreciation, Amortization, and ARO	132	354	23	—	509
Contract Amortization	23	118	3	—	144
Impairment Losses and Impairment on Equity Investment	—	6	—	—	6
Loss on Debt Extinguishment	—	1	—	52	53
Mark to Market (MtM) Losses on economic hedges	—	87	—	—	87
Transaction and Integration costs	—	—	—	7	7
Other Non-recurring	—	4	—	—	4
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	13	74	—	—	87
Non-Cash Equity Compensation	—	—	—	4	4
Adjusted EBITDA	$393	$723	$66	$(32)	$1,150

3 Primarily one-time gain due to the sale of the Thermal Business on May 1, 2022

Appendix Table A-5: Cash Available for Distribution Reconciliation
The following table summarizes the calculation of Cash Available for Distribution and provides a reconciliation to Cash from Operating Activities:

	Three Months Ended		Twelve Months Ended
($ in millions)	12/31/22	12/31/21	12/31/22	12/31/21
Adjusted EBITDA	$212	$250	$1,160	$1,150
Cash interest paid	(63)	(72)	(317)	(337)
Changes in prepaid and accrued liabilities for tolling agreements	(14)	(15)	10	5
Adjustments to reflect sale-type leases and payments for lease expenses	1	1	5	1
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(11)	(21)	(80)	(120)
Distributions from unconsolidated affiliates	12	13	37	38
Changes in working capital and other	43	16	(28)	(36)
Cash from Operating Activities	180	172	787	701
Changes in working capital and other	(43)	(16)	28	36
Development Expenses[4]	—	1	2	6
Return of investment from unconsolidated affiliates	1	10	13	47
Net contributions (to)/from non-controlling interest[5]	(18)	(19)	(50)	(15)
Maintenance capital expenditures	(9)	(8)	(25)	(25)
Principal amortization of indebtedness[6]	(113)	(105)	(434)	(414)
Cash Available for Distribution before Adjustments	$(2)	$35	$321	$336
Net Impact of Capistrano given timing of project debt service	—	—	5	—
Cash Available for Distribution[7]	$(2)	$35	$326	$336

4 Primarily relates to Thermal Development Expenses
5 2022 excludes $118 million of contributions related to the funding of Mesquite Sky, Black Rock, Mililani, and Waiawa, and $2 million of distributions related to release of inverter reserves at Agua Caliente; 2021 excludes $672 million of contributions related to funding of Mesquite Sky, Black Rock, Rattlesnake, and Pinnacle $49 million of Hawaii refundable state tax credits
6 2022 excludes $660 million for the repayment of the Bridge Loan Facility and revolver payments, $186 million for the refinancing of Tapestry Wind, Laredo Ridge, and Viento, $130 million for the repayment of El Segundo project level debt, and $113 million for the repayment of bridge loans in connection with Mililani and Waiawa; 2021 excludes $1,372 million total consideration for the redemption of Corporate Notes and revolver payments, $717 million in connection with Mesquite Sky, Black Rock, and Rattlesnake debt repaid at acquisition, and $169 million in connection with Pinnacle repowering
7 Excludes income tax payments related to Thermal sale

Appendix Table A-6: Twelve Months Ended December 31, 2022, Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity in 2022:

Twelve Months Ended
($ in millions)	12/31/22
Sources:
Proceeds from sale of business	1,457
Net cash provided by operating activities	787
Proceeds from issuance of long-term debt	244
Proceeds from the revolving credit facility	80
Contributions from noncontrolling interests, net of distributions	60
Return of investment from unconsolidated affiliates	13

Uses:
Payments for long-term debt	(1,198)
Payments for the revolving credit facility	(325)
Payments of dividends and distributions	(289)
Acquisition of Capistrano Wind Portfolio, net of cash acquired	(223)
Capital expenditures	(112)
Acquisition of Drop Down Assets, net of cash acquired	(71)
Distributions to CEG of escrowed amounts	(64)
Other net cash outflows	(17)

Change in total cash, cash equivalents, and restricted cash	$342

Appendix Table A-7: Adjusted EBITDA and Cash Available for Distribution Guidance

($ in millions)	2023 Full Year Guidance
Net Income	$165
Income Tax Expense	30
Interest Expense, net	300
Depreciation, Amortization, and ARO Expense	620
Adjustment to reflect CWEN share of Adjusted EBITDA in unconsolidated affiliates	50
Non-Cash Equity Compensation	5
Adjusted EBITDA	1,170
Cash interest paid	(300)
Changes in prepaid and accrued liabilities for tolling agreements	(32)
Adjustments to reflect sale-type leases and payments for lease expenses	10
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(85)
Cash distributions from unconsolidated affiliates[8]	45
Cash from Operating Activities	808
Net distributions to non-controlling interest[9]	(60)
Maintenance capital expenditures	(35)
Principal amortization of indebtedness[10]	(303)
Cash Available for Distribution[11]	$410

8 Distribution from unconsolidated affiliates can be classified as Return of Investment on Unconsolidated Affiliates when actuals are reported. This is below cash from operating activities
9 Includes tax equity proceeds and distributions to tax equity partners
10 Excludes balloon maturity payments in 2023
11 Excludes income tax payments related to Thermal sale

Appendix Table A-8: Adjusted EBITDA and Cash Available for Distribution Pro Forma Outlook

($ in millions)	Prior Pro Forma CAFD Outlook	Pro Forma CAFD Outlook
Net Income	$90	$125
Income Tax Expense	20	25
Interest Expense, net	395	395
Depreciation, Amortization, and ARO Expense	545	555
Adjustment to reflect CWEN share of Adjusted EBITDA in unconsolidated affiliates	45	45
Non-Cash Equity Compensation	5	5
Adjusted EBITDA	1,100	1,150
Cash interest paid	(296)	(296)
Changes in prepaid and accrued liabilities for tolling agreements	(5)	(5)
Adjustments to reflect sale-type leases and payments for lease expenses	6	6
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(86)	(86)
Cash distributions from unconsolidated affiliates	48	48
Cash from Operating Activities	767	817
Net distributions to non-controlling interest	(67)	(97)
Maintenance capital expenditures	(23)	(23)
Principal amortization of indebtedness	(287)	(287)
Cash Available for Distribution	$390	$410

Appendix Table A-9: Growth Investments 5 Year Average CAFD

($ in millions)	Victory Pass/Arica 5 Year Ave. 2024-2028
Net Income	$40
Depreciation, Amortization, and ARO Expense	10
Adjusted EBITDA	50
Cash from Operating Activities	50
Net distributions from non-controlling interest	(30)
Estimated Cash Available for Distribution	$20

Non-GAAP Financial Information

EBITDA and Adjusted EBITDA

EBITDA, Adjusted EBITDA, and Cash Available for Distribution (CAFD) are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of non-GAAP financial measures should not be construed as an inference that Clearway Energy’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because Clearway Energy considers it an important supplemental measure of its performance and believes debt and equity holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:
•EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•EBITDA does not reflect changes in, or cash requirements for, working capital needs;
•EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and
•Other companies in this industry may calculate EBITDA differently than Clearway Energy does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of Clearway Energy’s business. Clearway Energy compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, non-cash equity compensation expense, asset write offs and impairments; and factors which we do not consider indicative of future operating performance such as transition and integration related costs. The reader is encouraged to evaluate each adjustment and the reasons Clearway Energy considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future Clearway Energy may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. This measure is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Additionally, Management believes that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. As we define it, Adjusted EBITDA represents EBITDA adjusted for the effects of impairment losses, gains or losses on sales, non-cash equity compensation expense, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude gains or losses on the repurchase, modification or extinguishment of debt, and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends.

In summary, our management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our Board of Directors, shareholders, creditors, analysts and investors concerning our financial performance.

Cash Available for Distribution

A non-GAAP measure, Cash Available for Distribution is defined as of December 31, 2022 as Adjusted EBITDA plus cash distributions/return of investment from unconsolidated affiliates, cash receipts from notes receivable, cash distributions from noncontrolling interests, adjustments to reflect sales-type lease cash payments and payments for lease expenses, less cash distributions to noncontrolling interests, maintenance capital expenditures, pro-rata Adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness, changes in prepaid and accrued capacity payments, and adjusted for development expenses. Management believes CAFD is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.

We believe CAFD is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of our ability to make quarterly distributions. In addition, CAFD is used by our management team for determining future acquisitions and managing our growth. The GAAP measure most directly comparable to CAFD is cash provided by operating activities.

However, CAFD has limitations as an analytical tool because it does not include changes in operating assets and liabilities and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results from operations. CAFD is a non-GAAP measure and should not be considered an alternative to cash provided by operating activities or any other performance or liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of CAFD are not necessarily comparable to CAFD as calculated by other companies. Investors should not rely on these measures as a substitute for any GAAP measure, including cash provided by operating activities.